UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 19, 2013

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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2013, the Board of Directors of the Federal Home Loan Bank of Indianapolis (“Bank”) approved the promotion of Robert E. Gruwell to Senior Vice President - Chief Financial Officer. Mr. Gruwell's promotion will be effective on July 29, 2013. Mr. Gruwell succeeds Cindy L. Konich as the Bank's Chief Financial Officer. As previously reported, Ms. Konich was appointed as the Bank's President - Chief Executive Officer effective July 22, 2013.
Mr. Gruwell joined the Bank in April 2008 as First Vice President - Chief Capital Markets Officer. Prior to that, he was employed by Commercial Federal Bank in Omaha, Nebraska from 1996 to 2006, serving as its Senior Vice President and Treasurer from 2000 to 2006. Before joining Commercial Federal Bank, Mr. Gruwell served for 17 years in various management positions at Citibank in Chicago, Illinois. Mr. Gruwell holds a bachelor's degree in accountancy from the University of Illinois.
Neither Mr. Gruwell nor any member of his immediate family has or has had any material interest in any transaction or proposed transaction with the Bank. The Bank has set Mr. Gruwell's annual base salary as Senior Vice President - Chief Financial Officer at $310,024, which will be prorated for the remainder of 2013. Under the Bank's Incentive Plan established for 2012 and subsequent years (as amended May 29, 2013, “Incentive Plan”), Mr. Gruwell had been a Level II Participant. His promotion to Senior Vice President will change his status under the Incentive Plan to that of a Level I Participant, and as a result, he will be eligible under the Incentive Plan for larger incentive payments, subject to the Bank's achievement of specified performance goals. Awards to Level I Participants under the Incentive Plan are expected to include both an annual award and deferred awards, based on a percentage of the participant's base salary (pro-rated for 2013 for Mr. Gruwell), and subject to the Bank's achievement of specified performance goals.

In addition, Mr. Gruwell will be offered a Key Employee Severance Agreement. The Bank currently has such agreements in place with certain other Executive Officers. These agreements are intended to promote retention of the Executive Officers in the event of discussions concerning a possible reorganization or change in control of the Bank, and to ensure that merger or reorganization opportunities are evaluated objectively. In general, these agreements provide for payment and, in some cases, continued and/or increased benefits if the Executive Officer's employment terminates under certain circumstances in connection with a reorganization, merger or other change in control of the Bank.

The Bank did not enter into any other new compensation plan, contract or arrangement with Mr. Gruwell in connection with his appointment as Senior Vice President - Chief Financial Officer. A description of other compensation and benefits provided or made available to the Bank's Executive Officers may be found in Item 11 - Executive Compensation of the Bank's Form 10-K. All changes to Mr. Gruwell's compensation that result from his appointment as Senior Vice President - Chief Financial Officer are subject to review and non-objection by the Bank's primary regulator, the Federal Housing Finance Agency.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 22, 2013

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/CINDY L. KONICH
Cindy L. Konich
President - Chief Executive Officer

By:	/s/JONATHAN R. WEST
Jonathan R. West
Executive Vice President - Chief Operating Officer - Business Operations